Exhibit 10.1

For Immediate Release

Omagine, Inc. Appoints Jack A. Smith as Director

New York – August 24, 2015 - Omagine, Inc. [OTCQB: OMAG] today announced that Jack A. Smith has been appointed as an independent Director of Omagine, Inc. (“Omagine” or the “Company”) effective September 1, 2015. Mr. Smith will chair the audit committee and be the audit committee financial expert in addition to serving as the Board’s “lead independent Director”. He will also serve as a member of the compensation committee.

Mr. Smith founded and was the chief executive officer of a NYSE company - The Sports Authority, Inc. (“TSA”) - a national sporting goods chain. He was the Chairman of TSA until it was sold in 1999.

Previously Mr. Smith served in executive management positions at W.R. Grace & Co. and with other major companies including Herman’s Sporting Goods, Sears & Roebuck and Montgomery Ward. In 2006 Mr. Smith joined the board of I-Trax, an AMEX listed health care provider and Carrols, Inc., a NASDAQ listed firm in the restaurant industry, whose public company spinoff, Fiesta, Inc., appointed him in 2012 as Non-Executive Chairman of the Board.

Mr. Smith recently rotated off the Board of NYSE-listed Darden Restaurants after 15 years of service, last serving as chairman of the audit committee.

Omagine’s president, Frank J. Drohan, remarked: “Jack is a globally recognized and respected corporate and community leader. Omagine’s Board believes that the addition of Jack as an independent outside director brings someone with a wealth of knowledge, business acumen and public company experience to the Board’s deliberations. His lifetime experience in both financial and management roles for publicly traded companies, his experience in financing early stage companies (TSA was financed by Bain & Co., among others), and his judgement, advice and counsel will, I believe, greatly assist Omagine in executing its business plan. I am delighted Omagine has someone of Jack’s obvious talent, ability and proven competence on its Board.”

Mr. Smith is active in community affairs and also serves on the Board of Governors of Nova Southeastern University. He currently resides in Aventura, Florida.

About Omagine, Inc.

Omagine, Inc. is a publicly traded U.S. company (Stock Symbol: OMAG). The Company is focused on real-estate, entertainment and hospitality opportunities in the MENA Region and on the design and development of unique tourism destinations that are thematically imbued with culturally aware, historically faithful, and scientifically accurate entertainment experiences. Governments in the MENA Region are seeking to diversify their economies and create employment for their citizens via the development of tourism destination projects. It is the Company’s opinion that this governmental strategic vision combined with the enormous financial resources in the MENA Region will continue to present superb development opportunities.

Investors or interested parties may visit Omagine’s website at www.omagine.com for more information about the Company or http://agoracom.com/ir/omagine which is the Company’s investor relations website.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", “probably”, "believes" and words of similar import also identify forward-looking statements.  These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.  Additional information on risks and other factors that may affect the business and financial results of Omagine, Inc. can be found in the filings (the “SEC Filings”) of Omagine, Inc. with the United States Securities and Exchange Commission (the “SEC”). Investors are urged to review the Company’s SEC Filings.

Contact:

Omagine, Inc.

Corporate Inquiries

Charles P. Kuczynski, Vice-President

Telephone: +1-212-563-4141 -- Ext. 208

Email: charles.kuczynski@omagine.com

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